EXHIBIT 10.40

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

sionix corporation

Convertible Debenture

Principal Amount:

U.S. $_______________________

Issuance Date: December ___, 2009	Maturity Date: May ___, 2011

PURCHASER:

[Please print] __________________________________

FOR VALUE RECEIVED, Sionix Corporation, a Nevada corporation (the "Company"), hereby promises to pay to the above-referenced purchaser or its registered assigns ("Holder") the amount set out above as the Principal Amount (the "Principal") when due, whether upon the Maturity Date written above or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder.  This Convertible Debenture (including all Convertible Debentures issued in exchange, transfer or replacement hereof, this "Debenture") is one of an issue of Convertible Debentures issued pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (collectively, the "Debentures" and such other Convertible Debentures, the "Other Debentures").  Certain capitalized terms used herein are defined in Section 15 hereof.

(1) INTEREST. Simple interest shall accrue at a rate of ten percent (10%) per annum on the outstanding Principal of this Debenture. All interest shall be due and payable on the Maturity Date. At the Company’s election, interest can be converted into Common Stock (as defined below) in accordance with Section 2.

(2) CONVERSION OF DEBENTURES.  This Debenture shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

(a) Conversion.  From and after the Stockholder Approval Date, the outstanding and unpaid Principal and accrued interest under this Debenture (the “Conversion Amount”) shall be convertible into fully paid and nonassessable shares of Common Stock in accordance with Section 2(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such

(b) fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion; provided that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Common Stock to any Person other than the converting Holder or with respect to any income tax due by the Holder with respect to such Common Stock.  Notwithstanding anything to the contrary set forth herein, this Debenture shall not be convertible prior to the Stockholder Approval Date.

(c) Conversion Rate and Price.

(i) The number of shares of Common Stock issuable upon conversion pursuant to Section 2(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(ii) "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, $0.15, subject to adjustment as provided herein.

(d) Mechanics of Conversion.

(i) Delivery of Debenture.  To convert any Conversion Amount into shares of Common Stock, the Holder shall surrender this original Debenture along with an executed conversion notice in the form attached hereto (the “Conversion Notice”) to an overnight courier for delivery to the Company (or an affidavit of lost Debenture and indemnification undertaking with respect to this Debenture in the case of its loss, theft or destruction).  The date that the Company receives the original Debenture and executed Conversion Notice is referred to herein as the “Conversion Date”. On or before the fifth (5th) Business Day following the Conversion Date (the "Share Delivery Date"), the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Adjustment of Conversion Price.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Registration; Book-Entry.  The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Debenture and the principal amount of the Debenture held by each holder (the "Registered Debenture").  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Company and the holders of the Debentures shall treat each Person whose name is recorded in the Register as the owner of a Debenture for all purposes, including, without limitation, the right to receive payments of principal and interest hereunder, notwithstanding notice to the contrary.  A Registered Debenture may be assigned or sold in whole, but not in part, only by registration of such assignment or sale on the Register.  Upon its receipt of a request to assign or sell all of any Registered Debenture by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Debentures in the same aggregate principal amount as the principal amount of the surrendered Registered Debenture to the designated assignee or transferee pursuant to Sections 7 and 8.

(iv) RESERVATION OF AUTHORIZED SHARES.  Following the Stockholder Approval Date, so long as any of the Debentures are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Debentures then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the "Required Reserve Amount").

(3) EVENT OF DEFAULT

(a) Each of the following events shall constitute an "Event of Default":

(i) the Company's failure to issue the Conversion Shares within ten (10) business days after the Conversion Date, it being understood and agreed that the Conversion Date may not precede the Stockholder Approval Date;

(ii) the Company, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or (C) orders the liquidation of the Company; or

(iv) the Company fails to pay the outstanding Principal and accrued interest on or before the Maturity Date.

(b)           Rights Upon Event of Default.  At any time after the Holder becoming aware of a Event of Default, the Holder may require the Company to accelerate payment of the then outstanding and unpaid Principal (the “Default Amount”) under this Debenture by delivering written notice thereof (the "Event of Default Notice") to the Company, which Event of Default Notice shall indicate the manner of acceleration the Holder is electing. At the election of the Holder, the Default Amount shall become immediately due and payable in cash, provided however, the Holder may request payment of the Default Amount in Common Stock if the Event of Default Notice is delivered after the Stockholder Approval Date.  The Company shall deliver the applicable Default Amount to the Holder within ten (10) Business Days after the Company's receipt of the Holder's Event of Default Notice.

(4) VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Debenture, except as required by law and as expressly provided in this Debenture.

(5) TRANSFER.  This Debenture may be offered, sold, assigned or transferred by the Holder in whole only, subject to Section 2(f) of the Securities Purchase Agreement.

(6) REISSUANCE OF THIS DEBENTURE.

(a) Transfer.  If this Debenture is to be transferred, the Holder shall surrender this original Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 8(c)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder.

(b) Lost, Stolen or Mutilated Debenture.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture (including, without limitation, an affidavit of lost Debenture), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 8(c)) representing the outstanding Principal.

(c) Issuance of New Debentures.  Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, and (iv) shall have the same rights and conditions as this Debenture.

(7) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Debenture, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, financial advisory fees and attorneys' fees and disbursements.

(8) CONSTRUCTION; HEADINGS.  This Debenture shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof.  The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

(9) FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(10) NOTICES; PAYMENTS.

(a) Notices.  Whenever notice is required to be given under this Debenture, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

(b) Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(c) Prepayment.  The Company may prepay, without penalty or premium, all outstanding Principal and interest accrued on this Debenture at any time following the 20th Business Day following the Stockholder Approval Date (assuming such date is prior to the Maturity Date). If the Company elects to prepay the Note, the Company shall send the Holder written notice of its intent to prepay the Note (the “Prepayment Notice”). The Holder shall have five Business Days from receipt of the Prepayment Notice to convert the Note in accordance with Section 2.

(d) CANCELLATION.  After all Principal and accrued interest owed on this Debenture has been paid in full or converted, this original Debenture shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(11) GOVERNING LAW; JURISDICTION; SEVERABILITY; JURY TRIAL.  This Debenture shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Debenture shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.  The parties hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in The City of Los Angeles, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Debenture is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Debenture.

(12) CERTAIN DEFINITIONS.  For purposes of this Debenture, the following terms shall have the following meanings:

(a) “Stockholder Approval Date” has the meaning ascribed to such term in the Securities Purchase Agreement.

(b) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, New York are authorized or required by law to remain closed.

(c) "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Debentures pursuant to the terms of the Securities Purchase Agreement.

(d) “Conversion Shares” has the meaning ascribed to such term in the Securities Purchase Agreement.

(e) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(f) "OTCBB" means the Over-The-Counter Bulletin Board.

(g) "Securities Purchase Agreement" means that certain securities purchase agreement dated as of November __, 2009 by and among the Company and the initial holders of the Debentures pursuant to which the Company issued the Debentures.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as of the Issuance Date set out above.

SIONIX CORPORATION
By: _____________________
Name: Rodney Anderson
Title: CEO